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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 1999 relating to the financial statements of Viant Corporation which appears in the Registration Statement on Form S-1 dated December 7, 1999. We also consent to the application of such report to the Financial Statement Schedule listed under
Item 16(b) of the Registration Statement on Form S-1 dated December 7, 1999 when such schedule is read in conjunction with the financial statements referred to in our report.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
December 21, 1999